Exhibit 99.1

Lucas Energy Announces
Internal Review of Eagle Ford Potential

For Immediate Release

HOUSTON, TEXAS - (GlobeNewswire) – July 23, 2012 – Lucas Energy, Inc. (NYSE Amex - LEI) an independent oil and gas company (the “Company” or “Lucas”), today announced that the Company has performed an internal review of its Eagle Ford oil and gas potential with the assistance of an independent petroleum engineering firm.  As a result of the review, it is the opinion of the Company that total potential (proved, probable, and possible reserves) for the Eagle Ford properties exceed the 3.7 million proven bbls (barrels) of oil as determined by the Company’s independent petroleum engineers.  Lucas believes that the total potential oil, net to Lucas, may be closer to 14.5 million bbls of oil.  This would indicate a PV10 present value of more than $275 million for the total potential for the Eagle Ford properties.

Potential quantities of oil and the estimate of net present value are not an indication of fair market value of the properties.  The Company may use these numbers to evaluate offers by potential buyers, determine potential asset value in the future, or to assist in the decision as to whether to develop properties or sell them at the market.  In making decisions to purchase oil and gas properties, larger companies may consider all potential oil quantities (proven, probable, and possible reserves).  Further, larger companies, who determine their proven reserves in-house, may classify probable and possible reserves as proven due to their ability to financially develop the properties, and their subjective opinion as to the reserve category.

William A. Sawyer, President and Chief Executive Officer of the Company said, “Lucas is steadfast in moving its Eagle Ford sale forward.  It is still our belief that the cash value of the properties is more beneficial to the Company and to overall shareholder value, than the undeveloped potential of the properties, whether proven or not.”

About Lucas Energy, Inc.

Lucas Energy, Inc., a Nevada corporation, is an emerging independent oil and gas company based in Houston, Texas. Lucas Energy, Inc. which acquires underdeveloped oil and gas properties, restores production to the properties, and looks for underlying value.  Currently, the Company is active in the Austin Chalk, Eagle Ford, Eaglebine, and Buda trends. Our goal for the current year is production and revenue growth, and expansion of our asset base using joint ventures.

For more information on this and other activities of the Company, visit the Lucas Energy web site at www.lucasenergy.com.

Company Website:	www.lucasenergy.com

Contacts:
Andrew Lai, CFO	Michael Brette J.D., Advisor
alai@lucasenergy.com	mikebrette@gmail.com
(713) 528-1881	(951) 236-8473

Forward-Looking Statement

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Act of 1934, as amended (the “Exchange Act”). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, projection, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company’s SEC filings including its Form 10-K and Form 10-Q’s. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.